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                                                                   EXHIBIT 21.01
                                                                   -------------

                         SUBSIDIARIES OF THE REGISTRANT


Nashua Corporation, or one of its wholly-owned subsidiaries, owns beneficially, directly or indirectly, all of the capital stock in the following subsidiaries:

                                                              Jurisdiction of
Domestic                                                       Incorporation
--------                                                      ---------------

Nashua Belmont Limited(2)                                     Delaware
Nashua International, Inc.(1)                                 Delaware
Nashua Commercial Products Corporation(1)                     Delaware
Nashua Photo European Investments, Inc.(2)                    Delaware
Nashua Photo Inc.(1)                                          Delaware
Nashua Photo International Investments, Inc.(2)               Delaware
Nashua P.R., Inc.(1)                                          Delaware
Nippon Nashua Incorporated(1)                                 Delaware
Promolink Corporation(1)                                      Delaware

                                                              Jurisdiction of
Foreign                                                        Incorporation
-------                                                       ---------------

Nashua FSC Limited(1)                                         Jamaica
Nashua Photo B.V.(2)                                          Netherlands
Nashua Photo Limited(2)                                       Canada
Nashua Photo Limited(2)                                       England
Nashua Photo S.N.C.(3)                                        France
Postal Film Services (Country-Wide) Limited(4)                England


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All of the above listed subsidiaries are included in Nashua's consolidated financial statements.

(1)  Stock held by Nashua Corporation
(2)  Stock held by Nashua Photo Inc.
(3) Stock held 50% by Nashua Photo European Investments, Inc. and 50% by Nashua Photo International Investments, Inc.
(4)  Stock held by Nashua Photo Limited (England)















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